UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2010

Zurvita Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-145898	26-0531863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner
Houston, Texas 77024
 (Address of principal executive offices and Zip Code)
___________________

713-464-5002
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2010, Zurvita Holdings, Inc. (the “Company”) appointed Shadron Stastney and Keith Hughes as members of its Board of Directors.

Mr Stastney is co-founder, the Chief Operating Officer and Head of Research for Vicis Capital, LLC (“Vicis”). Mr. Stastney also jointly founded Vicis Capital Management LLC in 2001.

Mr. Hughes has served as the Chief Financial Officer and Chief Compliance Officer of Vicis since 2006. Prior to joining Vicis, he served as Managing Director of International Fund Services, a fund administrator, since 2001.  Mr. Hughes is a Certified Public Accountant and graduated from St. John’s University in 1978 with a B.A. in Accounting.

Vicis is the holder of an aggregate of 4,750,000 shares of the Company’s preferred stock, which represents approximately 41% of the Company’s outstanding voting capital.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZURVITA HOLDINGS, INC.

Dated: March 8, 2010	By:	/s/ Jay Shafer
Jay Shafer, Co-Chief Executive Officer